UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of `1934

Check the appropriate box:

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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BAHAMAS CONCIERGE, INC.

(Name of Registrant As Specified in Charter)

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BAHAMAS CONCIERGE, INC.

8076 Buttonwood Circle

Tamarac, Florida 33323

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to the articles of incorporation (the "Amendment") to increase the total authorized common stock from 290,000,000 shares of common stock, par value $0.001, to 1,000,000,000 shares of common stock (the "Increase in Common Stock").

These actions were approved by written consent on August 21, 2013 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of August 21, 2013 have approved the Amendment and the Increase in Common Stock after carefully considering it and concluding that approving the Amendment and the Increase in Common Stock was in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about September ___, 2013.

For the Board of Directors of BAHAMAS CONCIERGE, INC.

By:	/s/ Sondra Trust
Name: Sondra Trust Title: President & Chief Executive Officer

BAHAMAS CONCIERGE, INC.

8076 Buttonwood Circle

Tamarac, Florida 33323

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Bahamas Concierge, Inc. (the "Company") as of August 21, 2013 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Amendment and the Increase in Common Shares.

"We," "us," "our," the “Registrant” and the "Company" refers to Bahamas Concierge, Inc., a Nevada corporation

SUMMARY OF CORPORATE ACTIONS

ITEM 1.

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Bahamas Concierge, Inc., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to amend the articles of incorporation of the Company (the "Amendment") to effectuate an increase in the authorized common stock from 290,000,000 shares of common stock to 1,000,000,000 shares of common stock (the "Increase in Common Stock"). On August 21, 2013, the Company obtained the approval of the Amendment and the Increase in Common Stock by written consent of the stockholders that are the record owners of 4,500,000 shares of common stock, which represents an aggregate of approximately 89% of the voting power as of August 21, 2013. The name of the shareholder of record who holds in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of shareholder is Nina Goldstein.

The Amendment and the Increase in Common Stock cannot be effectuated until twenty (20) days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with Secretary of State of the State of Nevada with respect to the Amendment and the Increase in Common Stock. The amendment to the Articles of Incorporation is to effectuate the Increase in Common Stock.

The date on which this Information Statement will be sent to stockholders will be on or about August 21, 2013 and is being furnished to all holders of the common stock of the Company on record as of August 21, 2013.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Annual Report on Form 10-K for fiscal year ended May 30, 2012 and the Quarterly Reports on Form 10-Q for the quarters ended August 31, 2013, November 30, 2013 and February 28, 2013 and the Current Reports on Form 8-K filed by the Company during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (954) 295-9754. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Amendment and the Increase in Common Stock. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 5,062,500 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 4,500,000 votes, which represents approximately 89% of the voting rights associated with the Company’s shares of common stock. The consenting stockholder voted in favor of the Amendment and the Increase in Common Stock described herein in a unanimous written consent, dated August 21, 2013.

PROPOSAL 1

AMENDMENT OF THE ARTICLES OF INCORPORATION TO

EFFECT INCREASE IN COMMON STOCK

Purpose and effect of the Increase in Common Stock

Common Stock

AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE COMMON STOCK OF THE CORPORATION

On August 21, 2013, our Board of Directors and majority shareholder, believing it to be in the best interests of the Company and its shareholders, approved the amendment the Company's Articles to increase the authorized common stock of the Company from 290,000,000 shares of common stock to 1,000,000,000 shares of common stock. The purpose of this proposed increase in authorized common stock is to make available additional shares of common stock for issuance for general corporate purposes, the business operations of the Company and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized common stock, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company does not have any current plans or arrangements to issue additional shares that will become authorized common stock of the Company pursuant to the Increase in Common Stock. Also, the Increase in Common Stock will result in an increase in the number of authorized but unissued shares of the Company's common stock, it may be construed as having an anti-takeover effect. Although the Increase in Common Stock is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company's common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

Effective Time of the Amendment

We intend to file, as soon as practicable on or after the 20th day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Increase in Common Stock with the Secretary of State of Nevada. The Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Common Stock Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’ RECOMMENDATION

AND STOCKHOLDER APPROVAL

On August 21, 2013, our board of directors voted to authorize and seek approval of our shareholders of an amendment to our Articles of Incorporation to effect the Increase in Common Stock. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of stock was required to approve the change the name of the Company. Because holders of approximately 89% of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to effect the Increase in Common Stock. The Amendment and the Increase in Common Stock will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

QUESTIONS AND ANSWERS REGARDING

THE PROPOSED INCREASE IN COMMON STOCK

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO EFFECT THE PROPOSED INCREASE IN COMMON STOCK?

A. All members of the board of directors have approved the proposal to authorize the board to effectuate the Increase in Common Stock as is in the best interests of the Company and the best interests of the current shareholders of the Company.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposals the affirmative vote of a majority of the potential votes cast as stock holders is required. Consents in favor of the proposals have already been received from shareholders holding a majority of the voting power of the Company.

Q. WHAT WILL I RECEIVE IF THE AMENDMENT IS COMPLETED?

A. Nothing. The Amendment will only modify the Articles of Incorporation.

Q. WHEN DO YOU EXPECT THE AMENDMENT TO BECOME EFFECTIVE?

A. The Amendment will become effective upon the filing of the Amendment with the Secretary of State of Nevada. We expect to file the Amendment with the Secretary of State of Nevada no less than 20 days after this Information Statement has been sent to you.

Q. WHY AM I NOT BEING ASKED TO VOTE?

A. The holders of a majority of the issued and outstanding shares of our voting stock have already approved the Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our shareholders is required.

Q. WHAT DO I NEED TO DO NOW?

A. Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Sondra Trust, President & Chief Executive Officer of the Company.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Increase in Authorized Capita. The securities that are entitled to vote to amend the Company's Articles of Incorporation consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on August 21, 2013, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to the Company's Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on August 21, 2013 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 290,000,000 shares of common stock authorized with a stated par value of $0.001, of which 5,062,500 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matters to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 89% of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of the Company's Articles of Incorporation to authorize the Increase in Common Stock. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of August 21, 2013 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of August 21, 2013, there were 5,062,500 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares of Common Stock (1)
Officers and Directors:
Nina Goldstein 8076 Buttonwood Circle Tamarac, FL 33321	4,500,000	89%
Sondra Trust 8076 Buttonwood Circle Tamarac, FL 33321	0	0%
All Directors and Officers as a Group	4,500,000	89%

(1)	Percent of Class is based on 5,062,500 shares issued and outstanding as of August 21, 2013.

The applicable percentage of ownership for each beneficial owner is based on 5,062,500 shares of common stock outstanding as of August 21, 2013. In calculating the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

BAHAMAS CONCIERGE, INC.

8076 Buttonwood Circle

Tamarac, Florida 33323

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: August 21, 2013

By Order of the Board of Directors

/s/ Sondra Trust

President & Chief Executive Officer and Director